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                                                                    EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Summit Properties Inc. and Summit Properties Partnership, L.P. on Form S-3 of our reports dated January 21, 1999, appearing in the Annual Reports on Form 10-K of Summit Properties Inc. and Summit Properties Partnership, L.P. for the year ended December 31, 1998 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP
Charlotte, North Carolina

July 22, 1999